Name of Registrant:
Franklin Tax-Free Trust

File No. 811-04149

Exhibit Item No. 77I: Terms of new or amended securities


The following series of the Registrant began offering new Class R6 shares on August 1, 2017.

Franklin Federal Intermediate-Term Tax-Free Income Fund
Franklin Federal Limited-Term Tax-Free Income Fund
Franklin High Yield Tax-Free Income Fund
Franklin Massachusetts Tax-Free Income Fund
Franklin New Jersey Tax-Free Income Fund
Franklin Alabama Tax-Free Income Fund
Franklin Florida Tax-Free Income Fund
Franklin Georgia Tax-Free Income Fund
Franklin Kentucky Tax-Free Income Fund
Franklin Louisiana Tax-Free Income Fund
Franklin Maryland Tax-Free Income Fund
Franklin Missouri Tax-Free Income Fund
Franklin North Carolina Tax-Free Income Fund
Franklin Virginia Tax-Free Income Fund
Franklin Arizona Tax-Free Income Fund
Franklin Colorado Tax-Free Income Fund
Franklin Connecticut Tax-Free Income Fund
Franklin Michigan Tax-Free Income Fund
Franklin Minnesota Tax-Free Income Fund
Franklin Ohio Tax-Free Income Fund
Franklin Oregon Tax-Free Income Fund
Franklin Pennsylvania Tax-Free Income Fund